SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           WEINGARTEN REALTY INVESTORS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 TEXAS                                    74-1464203
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

2600 CITADEL PLAZA DRIVE, P.O. BOX 924133, HOUSTON, TEXAS            77292-4133
      (Address of principal executive offices)                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                   Name of each exchange on which
           to be so registered                   each calls is to be registered
-----------------------------------------       --------------------------------
  DEPOSITARY SHARES, EACH REPRESENTING               NEW YORK STOCK EXCHANGE
   1/30 OF A SHARE OF 6.75% SERIES D
CUMULATIVE REDEEMABLE PREFERRED SHARES,
      PAR VALUE $0.03 PER SHARE

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(b)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(c),  check  the  following  box.    [x]

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(g)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(d),  check  the  following  box.    [ ]

Securities  Act  registration  statement file number to which this Form relates:
333-57508

Securities to be registered pursuant to Section 12(g) of the Act: None.

ITEM  1.     DESCRIPTION  OF  REGISTRANT'S  SECURITIES  TO  BE  REGISTERED.

     A description of the Depositary Shares, each representing 1/30 fractional interest in a share of our 6.75 % Series D Cumulative Redeemable Preferred Shares, par value $0.03 per share, is included on the cover page and under the Section entitled "Description of Series D Preferred Shares and Depositary Shares" beginning on page S-2 of the prospectus supplement dated April 2, 2003 to prospectus dated October 30, 2001 (relating to the Registrant's Registration Statement on Form S-3 (No. 333-57508)) that was filed by the Registrant with the Securities and Exchange Commission (the "SEC") on April 4, 2003 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Prospectus Supplement"), which Prospectus Supplement shall be deemed incorporated herein by this reference.


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ITEM  2.     EXHIBITS.

     The following exhibits are being filed with the copies of this Form 8-A Registration Statement filed with the New York Stock Exchange, Inc. and the SEC.

     Exhibit 3.1 Statement of Designation of 6.75% Series D Cumulative Redeemable Preferred Shares.

     Exhibit 4.1     Form  of  Deposit  Agreement.

     Exhibit 4.2 Form of Certificate for 6.75% Series D Cumulative Redeemable Preferred Shares.

     Exhibit 4.3 Form of Receipt for Depositary Shares, each representing 1/30 of a share of 6.75% Series D Cumulative Redeemable Preferred Shares, par value $0.03 per share.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       WEINGARTEN REALTY INVESTORS


                                          /s/ Stephen C. Richter
                                       -----------------------------------------
                                       Stephen C. Richter, Senior Vice President
                                           and Chief Financial Officer
                                       April 17, 2003


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